                                                           Exhibit No. EX-99.h.3

                          Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

January __, 2007

Delaware Group Equity Funds IV
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Manager"),  agrees that in order to improve the performance of Delaware Large Cap Growth Fund and Delaware Growth  Opportunities
Fund  (collectively,  the  "Funds"),  which are series of Delaware  Group Equity
Funds IV, the Manager  shall waive all or a portion of its  investment  advisory fees  and/or  reimburse  expenses  (excluding  any 12b-1 plan  expenses,  taxes, interest, inverse floater program expenses,  brokerage fees, short-sale dividend and interest  expenses,  certain  insurance  costs and  non-routine  expenses or costs,  including  but  not  limited  to,  those  relating  to  reorganizations, litigation,  conducting  shareholder  meetings and  liquidations  [collectively,
"non-routine expenses"]) in an aggregate amount equal to the amount by which the
Funds' respective total operating  expenses  (excluding any 12b-1 plan expenses, taxes,  interest,  brokerage fees,  short-sale  dividend and interest  expenses, certain  insurance costs and non-routine  expenses) exceed the amounts indicated
below  for  the  periods  described  below.  For  purposes  of  this  Agreement, non-routine  expenses may also include such additional costs and expenses as may be agreed upon from time to time by the Funds' Board and the Manager.

Fund                                   Expense Limitation       Effective Dates

Delaware Large Cap Growth Fund                0.75%             2/1/07 - 1/31/08
Delaware Growth Opportunities Fund            1.10%             2/1/07 - 1/31/08

     The Manager  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                        Delaware Management Company, a series of
                                        Delaware Management Business Trust

                                        By: _________________________
                                            Name:
                                            Title:
                                            Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds IV

By: _________________________
    Name:
    Title:
    Date: